Form of Participating Broker Agreement



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                         PARTICIPATING BROKER AGREEMENT

                        CNL HEALTH CARE PROPERTIES, INC.


         THIS PARTICIPATING BROKER AGREEMENT (the "Agreement") is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between CNL SECURITIES CORP., a Florida corporation (the "Managing Dealer"), and the Participating Broker (the "Broker") identified in Exhibit A hereto.

         WHEREAS, CNL HEALTH CARE PROPERTIES, INC. is a Maryland corporation (the "Company"); and

         WHEREAS, the Company proposes to offer and sell up to 15,500,000 shares of Common Stock of the Company (the "Shares") to the general public, pursuant to a public offering (the "Offering") of the Shares pursuant to a prospectus (the "Prospectus") filed with the Securities and Exchange Commission ("SEC"); and

         WHEREAS, the Managing Dealer, which has heretofore entered into a Managing Dealer Agreement with the Company pursuant to which it has been designated the managing dealer to sell and manage the sale by others of the Shares pursuant to the terms of such agreement and the Offering, is a corporation incorporated in and presently in good standing in the State of Florida, and is presently registered with the Florida Securities Commission and with the National Association of Securities Dealers, Inc. ("NASD") as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Shares; and

         WHEREAS, the Broker is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as a broker-dealer with the NASD, and presently licensed by the appropriate regulatory agency of each state in which it will offer and sell the Shares as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Shares or exempt from all such registration requirements; and

         WHEREAS, the Company has filed with the SEC a registration statement on Form S-11, including a preliminary or final prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC at the time the registration statement becomes effective, including any post-effective amendments or supplements to such registration statement or prospectus after the effective date of registration, being herein respectively referred to as the "Registration Statement" and the "Prospectus"); and

         WHEREAS, the offer and sale of the Shares shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus and, further, pursuant to the terms and conditions of all applicable securities laws of all states in which the Shares are offered and sold; and

         WHEREAS, the Managing Dealer desires to retain the Broker to use its best efforts to sell the Shares, and the Broker is willing and desires to serve as a broker for the Managing Dealer for the sale of the Shares upon the following terms and conditions;

         NOW, THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Managing Dealer and the Broker as follows.

         1.       Employment.

                  (a) Subject to the terms and conditions herein set forth, the Managing Dealer hereby employs the Broker to use its best efforts to sell for the account of the Company a portion of the Shares described in the Registration Statement, as specified on Exhibit A hereto. The Broker hereby accepts such employment and covenants, warrants and agrees to sell the Shares according to all of the terms and conditions of the Registration


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Statement,  all applicable state and federal laws,  including the Securities Act of 1933, as amended, and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC and the NASD. Neither the Broker nor any other person shall have any authority to give any information or make any representations in connection with any offer or sale of the Shares other than as contained in the Prospectus, as amended and supplemented, and as is otherwise expressly authorized in writing by the Managing Dealer.

                  (b) The Broker shall use its best efforts, promptly following receipt of written notice from the Managing Dealer of the effective date of the Registration Statement, to sell the Shares in such quantities and for the account of Company as shall be agreed between the Broker and the Managing Dealer and specified on Exhibit A hereto, and to such persons and according to all such terms as are contained in the Registration Statement and the Prospectus. The Broker shall comply with all requirements set forth in the Registration Statement and the Prospectus. The Broker shall use and distribute, in connection with the offer and sale of the Shares, only the Prospectus and such sales literature and advertising as shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act of 1933, as amended, and which has been approved in writing by the Company or the Managing Dealer. The Managing Dealer reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, and the Broker shall comply with all such additional procedures to the extent that it has received written notice thereof.

                  (c) The Broker shall be permitted to accept subscriptions for the Shares by telephone from residents of those states identified on Schedule A attached hereto and made a part hereof provided that: (1) the registered representative and branch manager of the Broker execute the subscription agreement on behalf of any investor who subscribes for Shares by telephone; and
(2) the Broker does not charge any additional fees, including but not limited to fees relating to opening an account with the Broker, to any investor who telephonically or orally subscribes for Shares. It is understood and agreed between the Managing Dealer and the Broker that the Managing Dealer may, in its discretion, change, modify, add to or delete from the list of states identified on Schedule A. Any such modification shall be effective ten days from the date written notice to the Broker has been mailed by the Managing Dealer. The Broker shall not execute a subscription agreement on behalf of any investor who subscribes for Shares by telephone unless such investor has specifically authorized the registered representative and the branch manager of the Broker to execute the subscription agreement on behalf of such investor and has made or agreed to make full payment for all Shares covered by such subscription agreement. Notwithstanding anything contained herein to the contrary, the Broker shall have no authority to make representations on behalf of an investor or to initial representations contained in the subscription agreement on behalf of an investor. In connection with telephonic or other oral subscriptions for Shares, the Broker represents and warrants as follows: (i) that a Prospectus was delivered to the investor before the investor made a decision to invest; (ii) that the investor meets the suitability requirements set forth in the Prospectus; and (iii) that, in compliance with the NASD's Conduct Rules, the Broker has reasonable grounds to believe that the investment in the Company is suitable for the investor, based upon information supplied by the investor to such Broker. Further, the Broker shall explain to any investor from a state identified in the Prospectus as having such additional requirements, that: (i) the investor has the right to rescind such subscription for a period of at least ten days following the date written confirmation of the subscription has been received by the investor from the Managing Dealer; and (ii) unless the investor rescinds such subscription within the applicable period of time, the investor shall be bound by the subscription agreement.

                  (d)  Notwithstanding  anything to the  contrary  contained  in
Section 2 of this Agreement, in the event that the Managing Dealer pays any commission to the Broker for sale of one or more Shares, including, but not limited to, those Shares sold pursuant to a telephonic or other oral subscription therefor, where representatives of the Broker execute the subscription agreement relating to such Shares, and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Managing Dealer shall decrease the next payment of commissions or other compensation otherwise payable to the Broker by the Managing Dealer under this Agreement by an amount equal to the commission rate established in Section 2 and Exhibit A of this Agreement, multiplied by the number of Shares as to which the subscription is rescinded. In the event that no payment of commissions or

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other compensation is due to the Broker after such withdrawal occurs, the Broker shall pay the amount specified in the preceding sentence to the Managing Dealer within ten (10) days following mailing of notice to the Broker by the Managing Dealer stating the amount owed as a result of rescinded subscriptions.

                  (e) All monies received for purchase of any of the Shares shall be forwarded by the Broker to the Managing Dealer for delivery to SouthTrust Asset Management Company of Florida, N.A. (the "Escrow Agent"), where such monies will be deposited in an escrow account established by the Company solely for such subscriptions, except that, until such time (if any) that such monies are deliverable to the Company pursuant to the Escrow Agreement between the Company and the Escrow Agent, the Broker shall return any check not made payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" directly to the subscriber who submitted the check. Thereafter, the Broker may accept checks made payable to either the Company or the Escrow Agent. Subscriptions will be executed as described in the Registration Statement or as directed by the Managing Dealer. The monies shall be deposited or transmitted by the Broker to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Broker; provided, however, that if the Broker maintains a branch office, the branch office shall transmit the subscription documents and check to the Broker by the close of business on the first business day following their receipt by the branch office and the Broker shall review the subscription documents and check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after their receipt by the Broker. Pursuant to the terms of the Managing Dealer Agreement, the Managing Dealer will transmit the check or monies to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Broker.

                  (f) During the full term of this Agreement the Managing Dealer shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Broker under this Agreement.

                  (g) The Shares shall be offered and sold by the Broker only where the Shares may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Shares. The Managing Dealer shall give the Broker written notice at the time of effectiveness of those states in which the offering and sale of Shares may be made, and shall amend such notice thereafter as additional states are added; no Shares shall be offered or sold in any other states.

                  (h) The Broker shall have no obligation under this Agreement to purchase any of the Shares for its own account.

                  (i) The Broker will use every reasonable effort to assure that Shares are sold only to investors who:

                           (1) meet the investor suitability standards, including the minimum income and net worth standard established by the Company, and minimum purchase requirements set forth in the Registration Statement;

                           (2) can reasonably benefit from the Company based on the prospective investor's overall investment objectives and portfolio structure;

                           (3) are able to bear the economic risk of the investment based on each prospective investor's overall financial situation; and

                           (4) have apparent understanding of: (a) the fundamental risks of the investment; (b) the risk that the prospective investor may lose the entire investment; (c) the lack of liquidity of the Shares; (d) the restrictions on transferability of the Shares; (e) the background and qualifications of the officers and

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         directors of CNL Health Care Advisors, Inc., the advisor to the Company
         (the "Advisor"); and (f) the tax consequences of an investment in the Shares.

                           (5) The Broker will make the determinations required to be made by it pursuant to subparagraph (i) based on information it has obtained from a prospective investor, including, at a minimum, but not limited to, the prospective investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments of the prospective investor, as well as any other pertinent factors deemed by the Broker to be relevant.

                  (j) In addition to the complying with the provisions of subparagraph (i) above, and not in limitation of any other obligations of the Broker to determine suitability imposed by state or federal law, the Broker agrees that it will comply fully with all of the applicable provisions of the NASD's Conduct Rules, and the following provisions:

                           (1) The Broker shall have reasonable grounds to believe, based upon information provided by the investor concerning his investment objectives, other investments, financial situation and needs, and upon any other information known by the Broker, that (A) each investor to whom the Broker sells Shares is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each investor to whom the Broker sells Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (C) the Shares otherwise are or will be a suitable investment for each investor to whom it sells Shares, and the Broker shall maintain files disclosing the basis upon which the determination of suitability was made;

                           (2) The Broker shall not execute any transaction involving the purchase of Shares in a discretionary account without prior written approval of the transactions by the investor;

                           (3) The Broker shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Shares;

                           (4)  In  making  the   determination   set  forth  in
         subparagraph (3) above, the Broker shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

                           (5) If the Broker relies upon the results of any inquiry conducted by another member of the NASD with respect to the obligations set forth in subparagraphs (3) or (4) above, the Broker shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not a sponsor or an affiliate of the sponsor of the Company; and

                           (6) Prior to executing a purchase transaction in the Shares, the Broker shall have informed the prospective investor of all pertinent facts relating to the liquidity and marketability of the Shares.

                  (k) The Broker agrees that it will comply with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules.

                  (l) The Broker agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Shares falls within the permitted class of investors.

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                  (m) The Broker shall not, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential investor for investment advice as an inducement to such advisor to advise the potential investor to purchase Shares in the Company.

                  (n) The Broker either (i) shall not purchase Shares for its own account or (ii) shall hold for investment any Shares purchased for its own account.

                  (o) The Broker hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, relating to the distribution of preliminary and final prospectuses, and confirms that it has and will comply therewith.

                  (p) The Broker shall deliver a copy of the Articles of Incorporation of the Company with each Prospectus that is delivered to potential investors in Mississippi.

                  (q) The Broker shall not in any way participate in, or effect the sale or transfer of Shares in connection with, a tender offer with respect to shares of the Company's common stock, whether or not such offer is subject to
Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, other than with the written consent of the Company and/or the Managing Dealer.

         2.       Compensation of Broker.

         The Managing Dealer shall pay the Broker, as compensation for all services to be rendered by the Broker hereunder, a commission equal to 7.0% on sales of Shares by such Broker, as set forth in Exhibit A hereto, subject to reduction as specified in this Section 2 and the Prospectus. The Managing Dealer, in its sole discretion, may reallow to the Broker, from its marketing support and due diligence expense reimbursement fee, up to an additional 0.5% on sales of Shares by such Broker, based on such factors as the number of Shares sold by the Broker, the assistance of the Broker in marketing the Offering, and bona fide due diligence expenses incurred by the Broker. Such commission rates shall remain in effect during the full term of this Agreement unless otherwise changed by a written agreement between the parties hereto. A sale of Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Shares from the Broker evidencing the fact that the investor had received a final Prospectus for a period of not less than five full business days, together with payment of the full purchase price of each purchased Share from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company. Such compensation shall be payable to the Broker by the Managing Dealer after such acceptance of the subscription agreement; provided, however, that compensation or commissions shall not be paid by the Managing Dealer: (i) other than from funds received as compensation or commissions from the Company for the sale of its Shares; (ii) until such time as subscriptions for a minimum of 250,000 Shares ($2,500,000), excluding subscriptions from Pennsylvania investors, have been received and approved by the Company, and deposited into the escrow account provided for in Paragraph 1(e) hereof; (iii) until any and all compensation or commissions payable by the Company to the Managing Dealer have been received by the Managing Dealer; and (iv) if the commission payable to any broker-dealer or salesman exceeds the amount allowed by any regulatory agency. The Broker shall not reallow any commissions to non-NASD members. The Company (and the Managing Dealer) may pay reduced commissions or may eliminate commissions on certain sales of Shares, including the reduction or elimination of commissions in accordance with the following paragraph of this Section 2. Any such reduction or elimination of commissions will not, however, change the net proceeds to the Company.

         The Company also shall issue to the Managing Dealer a warrant (the "Soliciting Dealer Warrants") for every 25 Shares sold through the Offering, up to a maximum of 600,000 Soliciting Dealer Warrants to purchase an equivalent number of shares of common stock of the Company. The Soliciting Dealer Warrants will be issued quarterly commencing 60 days after the date on which the Shares are first sold pursuant to the Offering. All or any part of such Soliciting Dealer Warrants may be reallowed to certain Brokers with prior written approval from, and in the sole discretion of, the Managing Dealer unless prohibited by federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Managing Dealer, and the Managing Dealer will not transfer Soliciting Dealer Warrants, in connection with the sale of Shares to residents of Minnesota or Texas. Each Soliciting Dealer Warrant will entitle the holder to purchase one share of common stock from the Company for $12.00 during the five-year period commencing with the date the Offering begins (the "Exercise Period"); provided however, that Soliciting Dealer Warrants will not be exercisable until one year from the date of issuance. Holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT. No Soliciting Dealer Warrants will be issued relating to the Shares sold through the Company's Reinvestment Plan.

         A registered principal or representative of the Managing Dealer or a Broker, employees, officers, Directors, and directors of the Company or the Advisor, or any of their Affiliates (and the families of any of the foregoing persons), and any Plan (as defined in the Prospectus) established exclusively for the benefit of such persons may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. In addition, clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of commissions. In addition, brokers that have a contractual arrangement with their clients for the payment of fees which is consistent with accepting selling commissions, in their sole discretion, may elect not to accept any selling commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all selling commissions, at a per share purchase price of $9.30.

         Certain stockholders may agree with their participating Broker and the Managing Dealer to have commissions relating to their Shares paid over a seven year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as commissions due upon subscription, $0.10 of which may be reallowed to the Broker by the Managing Dealer. For each of the six years following such subscription on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Broker by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Broker commission per year thereafter for the next six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option.

         The Managing Dealer shall pay the Broker commissions on Shares purchased pursuant to the Company's Reinvestment Plan on the same basis as commissions paid for Shares otherwise purchased in the Offering. No Broker commissions will be paid in connection with shares of common stock issued upon the exercise of the Soliciting Dealer Warrants.

         3.       Association with Other Dealers.

         It is expressly understood between the Managing Dealer and the Broker that the Managing Dealer may cooperate with other broker-dealers who are registered as broker-dealers with the NASD and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Shares or with broker-dealers exempt from all such registration requirements. Such other participating broker-dealers may be employed by the Managing Dealer as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of commission as are agreed to between the Managing Dealer and the respective other participating broker-dealers and as are in accordance with the terms of the Registration Statement. The Broker understands that, to that extent, such other participating broker-dealers shall compete with the Broker in the sale of the Shares.

         4.       Conditions of the Broker's Obligations.

         The Broker's obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a) the performance by the Managing Dealer of its obligations hereunder; and (b) the conditions that: (i) the Registration Statement shall become and remain effective; and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

         5.       Conditions to the Managing Dealer's Obligations.

         The obligations of the Managing Dealer hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Shares; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and (c) the Broker shall have satisfactorily performed all of its obligations hereunder.

         6.       Covenants of the Managing Dealer.

         The Managing Dealer covenants, warrants and represents, during the full term of this Agreement, that:

                  (a) It shall use its best efforts to prevent the sale of the Shares through persons other than registered NASD broker-dealers.

                  (b) It shall use its best efforts to cause the Company to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

                  (c) It shall advise the Broker whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Shares, or receives notice of any proceedings regarding any such order.

                  (d) It shall use its best efforts to prevent the issuance of any order described herein at subparagraph (c) hereof and to obtain the lifting of any such order if issued.

                  (e) It shall give the Broker written notice when the Registration Statement becomes effective and shall deliver to the Broker such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the Broker may reasonably request for sale of the Shares.

                  (f) It shall promptly notify the Broker of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Broker with copies of any revised Prospectus and/or supplements and amendments to the Prospectus.

                  (g) To the extent to which the Managing Dealer has knowledge, it shall keep the Broker fully informed of any material development to which the Company is a party or which concerns the business and condition of the Company.

                  (h) In conjunction with the Company, it shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Shares for offering and sale under the securities laws of such states as the Company shall elect.

         7.       Payment of Costs and Expenses.

         The Broker shall pay all costs and expenses incident to the performance of its obligations under this Agreement, including:

                  (a) All expenses incident to the preparation, printing and filing of all advertising originated by it related to the sale of the Shares; and

                  (b) All other costs and expenses incurred in connection with its sales efforts related to the sales of the Shares which are not expressly assumed by the Company in its Managing Dealer Agreement with the Managing Dealer.

         8.       Indemnification.

         The Broker agrees to indemnify, defend and hold harmless the Company, its affiliates and their or its officers, directors, trustees, employees and agents, including the Managing Dealer, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, its affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of the offer or sale by the Broker, or any person acting on its behalf, of any Shares pursuant to this Agreement if such loss, claim, demand, liability, or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the Broker which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company or the Managing Dealer by such Broker, or (ii) the breach by the Broker, or any person acting on its behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement.

                  (a) The Managing Dealer agrees to indemnify, defend and hold harmless the Broker, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act of 1933, as amended, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon
(i) any untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the "Blue Sky applications"), or (ii) any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or the Blue Sky applications, or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Managing Dealer, the Company, or any officer of the Company by such Broker. This indemnity provision shall survive the termination of this Agreement.

                  (b) No indemnifying party shall be liable under the indemnity agreements contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subparagraphs (a) and (b) above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subparagraphs (a) and (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

         9.       Term of Agreement.

         This Agreement shall become  effective at 8:00 A.M.  (Eastern  Standard
Time) on the first full business day following the day on which the Registration Statement becomes effective, or if later, the date on which this Agreement is executed by the Managing Dealer and the Broker. The Broker and the Managing Dealer may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement would otherwise become effective. After this Agreement becomes effective, either party may terminate it at any time for any reason by giving thirty (30) days' written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement for offer and sale of the Shares shall cease to be effective; (b) the Company shall be terminated; or (c) the Broker's license or registration to act as a broker-dealer shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

         10.      Notices.

         All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

         If sent to the Managing Dealer:

                                    CNL SECURITIES CORP.
                                    400 East South Street
                                    Orlando, Florida  32801
                                    Attention: Robert A. Bourne, President

         If sent to the Broker:  to the  person  whose  name  and  address  are identified in Exhibit A hereto.

         11.      Successors.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the Broker by operation of law or otherwise.

         12.      Miscellaneous.

                  (a) This Agreement shall be construed in accordance with the applicable laws of the State of Florida.

                  (b) Nothing in this Agreement shall constitute the Broker as in association with or in partnership with the Managing Dealer. Instead, this Agreement shall only authorize the Broker to sell the Shares according to the terms as expressly set forth herein; provided, further, that the Broker shall not in any event have any authority to act as the agent or broker of the Managing Dealer except according to the terms expressly set forth herein.

                  (c) This Agreement, including Exhibit A and Schedule A hereto, embodies the entire understanding between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

                  (d) If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

                  (e) This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

                                           MANAGING DEALER FOR:
BROKER:                                    CNL HEALTH CARE PROPERTIES, INC.

____________________________________       CNL SECURITIES CORP.
(Name of Broker)


By:_________________________________       By_________________________________
Print Name:_________________________       Print Name:________________________
Title:______________________________       Title:_____________________________

Witness:____________________________       Witness:___________________________

                                    EXHIBIT A
                                       TO
                         PARTICIPATING BROKER AGREEMENT
                                       OF
                        CNL HEALTH CARE PROPERTIES, INC.

         This Exhibit A is attached to and made a part of that certain Participating Broker Agreement, dated as of the ___ day of ___________________, 19__, by and between CNL SECURITIES CORP., as Managing Dealer, and __________________________________, as Broker.

1.       Date of Agreement: ____________________________________________________

2.       Identity of Broker:

         Name:__________________________________________________________________

         Firm NASD (CRD) No:____________________________________________________

         Type of Entity_________________________________________________________
                          (To  be  completed  by  Broker,  e.g., corporation,
                           partnership or sole proprietorship.)

         State Organized in:____________________________________________________
                           (To be completed by Broker)

         Qualified To Do Business and in Good Standing in the Following Jurisdictions (including your state of organization) (Note:
         Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as a securities broker-dealer in such jurisdictions. Questions concerning this matter should be directed to you or your legal counsel.):

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         (To be completed by Broker)

         Licensed as Broker-Dealer in The Following States: ____________________

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         (To be completed by  Broker)

3. Schedule of Commissions Payable to Participating Broker (see Section 2 of Agreement):

          Number of Shares
            Purchased In      Sales Price      As a Percentage
          Individual Order   To Subscriber   of the Sales Price1   Dollar Amount
          ----------------   -------------   -------------------   -------------
              1 or more         $10.00              7.0%               $0.70

----------------
(1) Subject to reduction asset forth in Section 2 of the Participating Broker Agreement.


                                    Exhibit A
                                   Page 1 of 3

4.       Name and Address for Notice Purposes (see Paragraph 10 of Agreement):

         Name: _________________________________________________________________

         Title:  _______________________________________________________________

         Company: ______________________________________________________________

         Address: ______________________________________________________________

         City, State and Zip Code:______________________________________________

         Telephone Number (including area code): _______________________________

5.       Please complete the following for our records:

         (a) Please name those individuals who hold the following positions:

                  President:____________________________________________________

                  Due Diligence Officer:________________________________________

                  Marketing Director:___________________________________________

                  In-House Editor:______________________________________________

         (b)      Does your company hold national or regional conferences?
                  Yes _____    No _____

                  If so, when?__________________________________________________

                  Who is the coordinator?_______________________________________

         (c) How many representatives are registered with your broker-dealer?________________________

                  PLEASE ENCLOSE A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

         (d)      Does your firm publish a newsletter?  Yes _____    No _____

                  What is/are the frequency of the publication(s)?
                  _____    Weekly           _____    Monthly  _____    Quarterly
                  _____    Bi-weekly        _____    Bi-monthly
                  _____    Other (please specify)

                  PLEASE PLACE CNL ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

         (e) Does your firm have regular internal mailings, or bulk package mailings to representatives? Yes _____ No _____

                  PLEASE PLACE CNL ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.




                                    Exhibit A
                                   Page 2 of 3

         (f)      Does  your  firm have a computerized  electronic mail (E-Mail)
                  system for your representatives?   Yes _____    No _____

                  If so, please provide e-mail address: ________________________

         (g)      Website address: _____________________________________________

                  Person responsible: __________________________________________


                                    Exhibit A
                                   Page 3 of 3

                                   SCHEDULE A
                                       TO
                         PARTICIPATING BROKER AGREEMENT
                                       OF
                        CNL HEALTH CARE PROPERTIES, INC.


                      TELEPHONIC SUBSCRIPTION AUTHORIZATION



         This Schedule A is attached to and made a part of that certain Participating Broker Agreement, dated as of the ___ day of ____________________, 19__, by and between CNL SECURITIES CORP., as Managing Dealer, and _____________________________________________, as Broker.

                  The list of states in which the Broker is permitted to accept telephonic subscriptions shall be those states identified by Item 2 of Exhibit A, as amended from time to time, to the Broker Agreement between the parties hereto, as states in which the Broker is licensed as a Broker-Dealer, except for the following states in which the Broker is specifically prohibited from accepting telephonic subscriptions: Florida, Iowa, Maine, Massachusetts,
Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee and Washington.





Initials: ______________   --  CNL SECURITIES CORP.

          ______________   --  PARTICIPATING BROKER